EXHIBIT 32.1

Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b)
of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350

I, Richard Randall, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that the Annual Report on Form 10-K of TranS1 Inc. for the year period ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of TranS1 Inc.

/s/  Richard Randall
Richard Randall
President and Chief Executive Officer

Date: March 25, 2008

This certification accompanies the Quarterly Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.